UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 15, 2009

(Date of earliest event reported)

Virginia Savings Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-52946	20-8947933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Commerce Avenue

Front Royal, Virginia 22630

(Address of principal executive offices) (Zip Code)

(540) 635-4137

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 31, 2009, Virginia Savings Bancorp, Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 delaying the filing of its Annual Report on Form 10-K for fiscal 2008 until on or before April 15, 2009. The Company stated the reason for the delay was its inability to complete the preparation of its financial statements and because the Company and its independent auditors require additional time for the completion of the financial statements. The Company also disclosed that it expected to file within the extension period. As of the date of this report, the Company is still not able to complete the preparation of its financial statements. The Company and its independent auditors require additional time for the completion of the financial statements. Notwithstanding, the Company anticipates that it will file its Annual Report on Form 10-K for fiscal year 2008 on or before April 30, 2009.

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Form 8-K shall not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA SAVINGS BANCORP, INC.

/s/ Noel F. Pilon
Noel F. Pilon
Senior Vice President and Chief Financial Officer

Date: April 15, 2009